UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2013

T-Mobile US, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street, Bellevue (Washington)		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-378-4000

MetroPCS Communications, Inc.

2250 Lakeside Boulevard

Richardson, Texas

75082-4304

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

This Current Report on Form 8-K is being filed in connection with the consummation on April 30, 2013 (the “Closing”) of the previously announced proposed combination contemplated by the Business Combination Agreement entered into on October 3, 2012, as amended (the “Business Combination Agreement”), by T-Mobile US, Inc., formerly known as MetroPCS Communications, Inc. (the “Company”), Deutsche Telekom AG, an Aktiengesellschaft organized in Germany (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of T-Mobile Global Zwischenholding GmbH (“T-Mobile Holding”), and T-Mobile USA, Inc., a Delaware corporation and, formerly, a direct wholly-owned subsidiary of T-Mobile Holding (“T-Mobile USA”).

Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, the Company, on April 30, 2013, (i) amended and restated its certificate of incorporation in the form of the Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) described in Item 5.03 below, (ii) completed a recapitalization and reverse stock split of the Company’s common stock, par value $0.0001 per share, pursuant to which each share of common stock of the Company outstanding as of the effective time of the Restated Certificate of Incorporation (the “Effective Time”) now represents one-half of a share of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (iii) as part of such recapitalization, the Company made a payment in cash in an amount equal to $1.5 billion in the aggregate (or $4.0491 per share pre-reverse stock split), without interest, to the Company stockholders of record immediately following the Effective Time, and (iv) immediately following the above recapitalization, including the reverse stock split and the cash payment under (ii) and (iii) above, issued and delivered to T-Mobile Holding 535,286,077 shares of Common Stock, in exchange for T-Mobile Holding transferring to the Company all of T-Mobile Holding’s right, title and interest in and to all the equity interests of T-Mobile USA, as a result of which T-Mobile USA became a wholly-owned subsidiary of the Company (collectively, the “Transaction”). The shares of Common Stock issued to Deutsche Telekom represent approximately 74% of the fully diluted shares on a treasury method basis of Common Stock outstanding immediately following the Closing.

On May 1, 2013, MetroPCS, Inc., a wholly-owned subsidiary of the Company (“HoldCo”), merged with and into MetroPCS Wireless, Inc., a wholly-owned subsidiary of HoldCo (“Wireless”), with Wireless continuing as the surviving entity. Immediately thereafter, Wireless merged with and into T-Mobile USA, with T-Mobile USA continuing as the surviving entity. The foregoing mergers are referred to in this Current Report on Form 8-K as the “Mergers.”

Also on April 30, 2013, pursuant to the Restated Certificate of Incorporation described in Item 5.03 below, the Company’s name was changed to T-Mobile US, Inc. The Company’s Common Stock will continue to be listed on the New York Stock Exchange (“NYSE”) under the new symbol “TMUS.”

The description of the Transaction and the Mergers contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2012, and to Amendment No. 1 to the Business Combination Agreement dated as of April 14, 2013, filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 15, 2013.

Item 1.01 Entry into a Material Definitive Agreement.

Stockholder’s Agreement

On April 30, 2013, pursuant to the Business Combination Agreement, the Company and Deutsche Telekom entered into a stockholder’s agreement (the “Stockholder’s Agreement”). Pursuant to the Stockholder’s Agreement, Deutsche Telekom has the right to designate a number of individuals to be nominees for election to the Company’s board of directors (the “Board”) equal to the percentage of Common Stock beneficially owned by Deutsche Telekom multiplied by the number of directors on the Board rounded to the nearest whole number. In addition, the Company has agreed to include as members of each committee of the Board the number of Deutsche Telekom director designees equal to the percentage of Common Stock beneficially owned by Deutsche Telekom multiplied by the number of members of such committee rounded up to the nearest whole number, except to the extent that such membership would violate applicable law or stock exchange rules; provided that no committee may consist solely of directors designated by Deutsche Telekom. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of Common Stock. The Company and Deutsche Telekom also have each agreed to use their reasonable best efforts to cause at least three members of the Board to be considered “independent” under the rules of the SEC and under applicable listing standards.

In addition, pursuant to the Stockholder’s Agreement, as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of Common Stock, the Company will not take certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness of Deutsche Telekom or its affiliates, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1,000,000,000, (d) changing the size of the Board, (e) issuing equity of 10% or more of the then-outstanding shares of Common Stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis or (g) making certain changes involving the Company’s chief executive officer. In addition, the Company has agreed not to amend its certificate of incorporation in any manner that could adversely affect Deutsche Telekom’s rights under the Stockholder’s Agreement as long Deutsche Telekom beneficially owns 5% or more of the outstanding shares of Common Stock.

Pursuant to the Stockholder’s Agreement, Deutsche Telekom and its affiliates are prohibited from acquiring more than 80.1% of the outstanding shares of Common Stock unless it makes an offer to acquire all of the then remaining outstanding shares of Common Stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which offer is approved or accepted by disinterested directors or stockholders. Deutsche Telekom is also prohibited from publicly transferring any shares of Common Stock during the 18-month period after the Closing, subject to certain exceptions. Deutsche Telekom is also prohibited from transferring any shares of Common Stock in any other transaction that would result in the transferee owning more than 30% of the outstanding shares of Common Stock unless such transferee offers to acquire all of the then outstanding shares of Common Stock at the same price and on the same terms and conditions as the proposed transfer. The Stockholder’s Agreement also restricts Deutsche Telekom’s ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States during the period beginning on the date of the Closing and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of Common Stock.

The Stockholder’s Agreement obligates the Company to file a shelf registration statement following the Closing permitting the resale of shares of Common Stock and debt securities of the Company beneficially owned by Deutsche Telekom and acquired in connection with the Transaction or in the future (the “Shelf Registration Statement”). Subject to specified limitations, Deutsche Telekom has the right to request that the Company file, from time to time, a registration statement or prospectus supplement to a registration statement for the resale of such securities after the expiration of the lock-up described above if the Shelf Registration Statement is not available for the resale of such securities. In addition, Deutsche Telekom has piggyback registration rights with respect to any offering initiated by the Company. Any transferee of Deutsche Telekom who acquires at least 5% of either the registrable equity securities or the registrable debt securities pursuant to a transaction that is not registered under the Securities Act will be entitled to enjoy the same registration rights as Deutsche Telekom as long as the registrable securities held by such transferee may not be sold or disposed of pursuant to Rule 144 without volume limitations.

The foregoing summary of the Stockholder’s Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Stockholder’s Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Trademark License Agreement

On April 30, 2013, pursuant to the Business Combination Agreement, the Company and Deutsche Telekom entered into a trademark license agreement, pursuant to which the Company is entitled to receive (i) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including Internet domains) for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, (ii) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States and (iii) free of charge, the right to use the trademark “T-Mobile” as a name for the Company.

The initial term of the trademark license ends on December 31, 2018. The trademark license automatically renews for an additional five-year term unless the Company provides notice of its intent not to renew the trademark license. Thereafter, the trademark license automatically renews for subsequent five-year periods unless the Company provides 12 months’ notice prior to the expiration of the then-current term. Additionally, the Company may terminate the trademark license at any time upon one year’s prior notice, and Deutsche Telekom can terminate the trademark license if the Company abandons the trademarks licensed thereunder or if the Company commits a material breach. Moreover, Deutsche Telekom may terminate the trademark license under certain conditions if Deutsche Telekom’s ownership in the Company falls below 50% or if there is otherwise a change of control regarding the Company, provided however that in such case the parties shall first negotiate in good faith the terms of a new license agreement.

The Company is obligated to pay Deutsche Telekom a royalty in an amount equal to 0.25% of the net revenue generated by products and services sold by the Company under the licensed trademarks. On the fifth anniversary of the trademark license, the Company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the field of wireless telecommunication, broadband and information products and services in the territory through a binding benchmarking process.

The trademark license contains certain quality control requirements, branding guidelines and approval processes that the Company is required to maintain.

The foregoing summary of the Trademark License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Trademark License Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

The information set forth in Items 2.03 below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Intercompany Indebtedness

In connection with the issuance of the DT Notes (as defined below), as described in Item 2.03 below, T-Mobile USA and its subsidiaries were relieved of all obligations under $14.5 billion aggregate principal amount of indebtedness previously owed thereby to Deutsche Telekom and its subsidiaries (other than T-Mobile USA and its subsidiaries).

Wireless Credit Facility

In connection with the closing of the Mergers, a portion of the net proceeds from the sale of $1.75 billion aggregate principal amount of 6.250% Senior Notes due 2021 and $1.75 billion aggregate principal amount of 6.625% Senior Notes due 2023, as described in Item 2.03 below, was used to repay all outstanding amounts owed under Wireless’s existing $2.5 billion credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, to pay liabilities under related interest rate protection agreements and to pay related fees and expenses, and such credit facility was terminated on May 1, 2013.

The information set forth in Item 2.03 under the “Deutsche Telekom Notes” and “$3.5 Billion MetroPCS Notes” is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above regarding the acquisition of the equity interests of T-Mobile USA and the information set forth below in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Deutsche Telekom Notes.

On April 28, 2013, T-Mobile USA issued $11.2 billion of senior unsecured notes to Deutsche Telekom (the “DT Notes”) pursuant to the terms of the indenture, dated as of April 28, 2013, entered into by T-Mobile USA, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, as modified by the supplemental indentures relating to each series of DT Notes, each also dated as of April 28, 2013. The DT Notes were guaranteed by T-Mobile USA’s wholly owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries). Upon closing of the Mergers, the Company and those subsidiaries of the Company that had previously been subsidiaries of Wireless agreed to guarantee the DT Notes pursuant to a supplemental indenture dated as of May 1, 2013. The DT Notes consist of the following series:

•	6.464% Senior Notes due 2019 in an aggregate principal amount of $1.25 billion;

•	6.542% Senior Notes due 2020 in an aggregate principal amount of $1.25 billion;

•	6.633% Senior Notes due 2021 in an aggregate principal amount of $1.25 billion;

•	6.731% Senior Notes due 2022 in an aggregate principal amount of $1.25 billion;

•	6.836% Senior Notes due 2023 in an aggregate principal amount of $600 million;

•	Senior Reset Notes due 2019 with an initial coupon of 5.578%, which will be re-priced two years after the date of issuance, in an aggregate principal amount of $1.25 billion;

•	Senior Reset Notes due 2020 with an initial coupon of 5.656%, which will be re-priced two years after the date of issuance, in an aggregate principal amount of $1.25 billion;

•	Senior Reset Notes due 2021 with an initial coupon of 5.747%, which will be re-priced two and a half years after the date of issuance, in an aggregate principal amount of $1.25 billion;

•	Senior Reset Notes due 2022 with an initial coupon of 5.845%, which will be re-priced two and a half years after the date of issuance, in an aggregate principal amount of $1.25 billion; and

•	Senior Reset Notes due 2023 with an initial coupon of 5.950%, which will be re-priced three years after the date of issuance, in an aggregate principal amount of $600 million.

The no-call period with respect to each series of non-reset DT Notes that are not subject to re-pricing ranges from two to five years after the issuance thereof. The no-call period with respect to each series of DT Notes which are subject to re-pricing ranges from four to six years after the issuance thereof, or two or three years after the applicable reset date of such series.

Each series of the DT Notes that is subject to re-pricing will be re-priced at the applicable time based on a formula set forth in the applicable supplemental indenture governing such series of DT Notes.

The indenture governing the DT Notes contains customary events of default, covenants and other terms, including, among other things, covenants that restrict the ability of the issuer and its subsidiaries to, inter alia, pay dividends and make certain other restricted payments, incur indebtedness and issue preferred stock, create liens on assets, sell or otherwise dispose of assets, enter into transactions with affiliates and enter new lines of business. These covenants include certain customary baskets, exceptions and incurrence-based ratio tests. The DT Notes indenture does not contain any financial maintenance covenants.

The foregoing summary of the DT Notes does not purport to be complete and is subject to, and qualified in its entirety by, the Indenture, dated as of April 28, 2013 among T-Mobile USA, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the First through Eleventh Supplemental Indentures, which are filed as Exhibits 4.1 through 4.12 to this Form 8-K. In connection with issuance of the DT Notes, T-Mobile USA entered into the Noteholder Agreement described below.

Noteholder Agreement.

On April 28, 2013, pursuant to the Business Combination Agreement and in connection with the issuance of the DT Notes, T-Mobile USA and Deutsche Telekom entered into a noteholder agreement (the “Noteholder Agreement”). Pursuant to the Noteholder Agreement, Deutsche Telekom and any of its subsidiaries (other than the Company and any of its subsidiaries), as holder of the DT Notes, has certain special rights, and is subject to certain special restrictions, that do not apply to other persons who may become holders of the DT Notes, including among other things (i) a more broadly defined change in control put right, (ii) restrictions on their ability to tender DT Notes into a change in control offer following a change in control resulting from a transfer of Common Stock of the Company by Deutsche Telekom unless all holders of Common Stock are required or entitled to participate on the same terms, (iii)

a right to consent to equity issuances the proceeds of which would be used to redeem DT Notes held by Deutsche Telekom and any of its subsidiaries (other than the Company and any of its subsidiaries), and (iv) a right to consent to any redemption of the DT Notes held by Deutsche Telekom and any of its subsidiaries (other than the Company and any of its subsidiaries) with the proceeds of any equity issuance by T-Mobile USA or the Company.

The foregoing summary of the Noteholder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Noteholder Agreement, dated as of April 28, 2013, by and among Deutsche Telekom and T-Mobile USA, Inc., which is filed as Exhibit 4.13 to this Form 8-K.

Revolving Credit Facility

Upon closing of the Mergers, T-Mobile USA and Deutsche Telekom entered into a credit agreement pursuant to which Deutsche Telekom has made available to T-Mobile USA a revolving credit facility with a maximum principal amount of $500 million, to be used for working capital and other general corporate purposes (the “Credit Facility”). T-Mobile USA’s obligations under the credit agreement relating to the Credit Facility are unsecured but are guaranteed by the Company and each of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries). The term of the Credit Facility is five years.

T-Mobile USA may borrow from time to time under the Credit Facility during the term. Outstanding borrowings under the Credit Facility bear interest at a variable rate based on the prime rate or eurodollar rate plus a margin ranging from 2.5% to 3.0% (for eurodollar rate loans) or 1.5% to 2.0% (for base rate loans) (depending on T-Mobile USA’s debt to cash flow ratio). At the end of the five-year term, all amounts outstanding under the Credit Facility will be due and payable. Loans under the Credit Facility may be prepaid without penalty or premium (other than customary eurodollar breakage costs) at any time.

As contemplated by the Business Combination Agreement, Deutsche Telekom was paid on May 1, 2013 an upfront commitment fee equal to 0.50% of the amount of its commitment under the Credit Facility. In addition, the Credit Facility requires the payment of additional commitment fees ranging from 0.25% to 0.50% (depending on T-Mobile USA’s debt to cash flow ratio) of the amount of the undrawn commitment, payable quarterly in arrears.

The credit agreement governing the Credit Facility contains customary events of default, covenants and other terms, including, among other things, restrictions on payment of dividends and the making of certain other restricted payments, incurrence of indebtedness and issuance of preferred stock, creation of liens on assets, sales or other dispositions of assets, and entry into transactions with affiliates and entry into new lines of business. If loans are outstanding under the Credit Facility, then T-Mobile USA will be required to maintain a debt to cash flow ratio of 4.00 to 1.00, tested quarterly.

The foregoing summary of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the Credit Agreement, dated as of May 1, 2013, among T-Mobile USA, as Borrower, Deutsche Telekom, as Lender, the other lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent, which is filed as Exhibit 4.14 to this Form 8-K.

$2.0 Billion MetroPCS Notes

Upon closing of the Mergers, pursuant to the Seventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, certain subsidiaries of T-Mobile USA, and Wells Fargo Bank, N.A., as trustee, T-Mobile USA assumed all obligations of Wireless under Wireless’s outstanding $1.0 billion principal amount of 7 7/8% Senior Notes due 2018 and $1.0 billion principal amount of 6 5/8% Senior Notes due 2020, and certain of T-Mobile USA’s subsidiaries guaranteed such notes (a summary of the terms of such notes is contained in the Company’s Current Reports on Form 8-K, filed with the SEC on September 21, 2010 and on November 17, 2010, respectively).

$3.5 Billion MetroPCS Notes

Also upon closing of the Mergers, pursuant to the Fourth Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, certain subsidiaries of T-Mobile USA, and Deutsche Bank Trust Company Americas, as trustee, T-Mobile USA assumed all obligations of Wireless under Wireless’s outstanding $1.75 billion aggregate principal amount of 6.250% Senior Notes due 2021 and $1.75 billion aggregate principal amount of 6.625% Senior Notes due 2023, and certain of T-Mobile USA’s subsidiaries guaranteed such notes (a summary of the terms of such notes is contained in the Company’s Current Report on Form 8-K, filed with the SEC on March 22, 2013).

The information set forth in Item 1.02 under “Wireless Credit Facility” is incorporated by reference herein.

The foregoing summaries of the assumption of Wireless’s notes described above under “$2.0 Billion MetroPCS Notes” and “$3.5 Billion MetroPCS Notes” do not purport to be complete and are subject to, and qualified in their entirety by, the Seventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, certain subsidiaries of T-Mobile USA, and Wells Fargo Bank, N.A., as trustee, which is filed as Exhibit 4.15 to this Form 8-K, and the Fourth Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, certain subsidiaries of T-Mobile USA, and Deutsche Bank Trust Company Americas, as trustee, which is filed as Exhibit 4.16 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in the Introduction above relating to the issuance of shares of Common Stock to T-Mobile Holding is incorporated herein by reference. The 535,286,077 shares of Common Stock issued and delivered to T-Mobile Holding pursuant to the Business Combination Agreement have been issued in a transaction exempted from the registration requirement of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 relating to the Stockholder’s Agreement and the information set forth in Item 5.03 relating to the Company’s Restated Certificate of Incorporation and bylaws is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant

The Transaction was treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, T-Mobile USA, will become the historical financial statements of the Company. Pursuant to guidance from the SEC, a reverse acquisition results in a change of the accounting firm unless the same accounting firm reported on the financial statements of both the registrant and the accounting acquirer.

(a) Deloitte & Touche LLP was the independent registered public accounting firm that audited MetroPCS Communications, Inc.’s financial statements for the fiscal years ended December 31, 2012 and 2011. In connection with the closing of the Transaction, on May 1, 2013, the Audit Committee chose to (i) dismiss Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and (ii) formally engage PricewaterhouseCoopers LLP to be the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013. Deloitte & Touche LLP’s reports on MetroPCS Communications, Inc.’s financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the Company’s two most recent fiscal years and through the date of this report, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Deloitte & Touche LLP with a copy of the foregoing disclosures and requested that Deloitte & Touche LLP furnish a letter addressed to the SEC stating whether it agreed with the above statements made by the Company. A copy of such letter, dated May 1, 2013, is filed as Exhibit 16.1 to this Form 8-K, and incorporated herein by reference.

(b) As noted above in Item 4.01(a), on May 1, 2013, the Audit Committee of the Company’s Board of Directors formally engaged PricewaterhouseCoopers LLP to be the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP was the independent registered public accounting firm that audited T-Mobile USA’s financial statements for the fiscal years ended December 31, 2012 and 2011. During the fiscal years ended December 31, 2012 and 2011, and during the interim period from January 1, 2013 to May 1, 2013, the Company did not consult with PricewaterhouseCoopers LLP in regards to MetroPCS Communication, Inc.’s financial statements, which were audited by Deloitte & Touche LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii)

the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the fiscal years ended December 31, 2012 and 2011, and during the interim period from January 1, 2013 to May 1, 2013, no written report or oral advice was provided to the Company by PricewaterhouseCoopers LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introduction, Items 1.01, 2.01 and 3.02 above and Items 5.02 and 5.03 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On April 30, 2013, in connection with the consummation of the Transaction and the Mergers, the Board was increased to 11 members, and Roger D. Linquist, Arthur C. Patterson, John (Jack) F. Callahan, Jr., and C. Kevin Landry resigned from their positions as directors of the Company.

W. Michael Barnes and James N. Perry, Jr. continue to serve as directors of the Company. Effective April 30, 2013, the following individuals were appointed by the Board as directors of the Company pursuant to the terms of the Business Combination Agreement and the Stockholder’s Agreement, to fill the vacancies resulting from the resignations of the individuals referred to above and an increase in the size of the Board: Srikant Datar, Lawrence H. Guffey, Timotheus Höttges, Raphael Kübler, Thorsten Langheim, John J. Legere, René Obermann, Teresa A. Taylor, and Kelvin R. Westbrook.

Effective May 1, 2013, the Board’s Committees were constituted as follows:

Audit Committee: Srikant Datar, W. Michael Barnes and James N. Perry, Jr.

Nominating and Corporate Governance Committee: Kelvin R. Westbrook, Thorsten Langheim and Lawrence H. Guffey

Compensation Committee: Teresa A. Taylor, Kelvin R. Westbrook, Lawrence H. Guffey, Raphael Kübler, and René Obermann

Executive Committee: Timotheus Höttges, Raphael Kübler, Thorsten Langheim, René Obermann, John J. Legere, and James N. Perry, Jr.

Effective May 1, 2013, non-employee directors of the Company will be compensated according to the Company’s Director Compensation Program. Under the program, non-employee directors of the Company receive annual cash compensation as follows:

Annual Retainer for Board Service	$100,000
Additional Retainer for Lead Independent Director	$25,000
Audit Committee Chair	$50,000
Compensation Committee Chair	$25,000
Nominating and Corporate Governance Committee Chair	$10,000

Fees are paid in cash in equal quarterly installments after the end of the quarter in which they are earned. Fees are subject to pro-ration for any person who becomes a non-employee director and/or committee chair at any time of the year other than the date of the Company’s annual meeting of stockholders. Non-employee directors will receive an additional $2,000 per meeting for in-person board or committee meetings attended in excess of 10 meetings and additional compensation of $1,000 per meeting for telephonic board or committee meetings attended in excess of 10 meetings.

In addition, immediately after each annual meeting of stockholders, subject to stockholder approval of the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”) at the Company’s 2013 Annual Meeting of Stockholders, each non-employee director will automatically be granted restricted stock units with a value of $100,000 (based on the closing price of the Company’s stock on the NYSE on the grant date, with fractional shares rounded to the nearest whole share). The restricted stock units will vest in full on the one-year anniversary of their grant dates, subject to continued service as a non-employee director. The restricted stock units will immediately vest in full on the date of a change in control. The restricted stock units will be granted pursuant to the 2013 Plan and will be subject to the terms and conditions of the 2013 Plan and the Director Compensation Program.

This summary of the Director Compensation Program does not purport to be complete and is qualified in its entirety by reference to the full text of the program, which is filed as Exhibit 10.7 hereto.

Executive Officers

In connection with the consummation of the Transactions and the Mergers, effective April 30, 2013, the following individuals were appointed by the Board to serve as executive officers of the Company (the “Executive Officers”):

•	John J. Legere, President and Chief Executive Officer

•	James (Jim) C. Alling, Executive Vice President and Chief Operating Officer T-Mobile Business

•	David R. Carey, Executive Vice President, Corporate Services

•	J. Braxton Carter, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

•	Peter A. Ewens, Executive Vice President, Corporate Strategy

•	Alexander Andrew (Drew) Kelton, Executive Vice President, Business-to-Business

•	Thomas C. Keys, Executive Vice President and Chief Operating Officer MetroPCS Business

•	David A. Miller, Executive Vice President, General Counsel and Secretary

•	Larry L. Myers, Executive Vice President, Human Resources

•	Neville R. Ray, Executive Vice President and Chief Technology Officer

•	G. Michael (Mike) Sievert, Executive Vice President and Chief Marketing Officer

Mr. Carter acted as interim Chief Accounting Officer until the Board appointed Michael James Morgan as Senior Vice President, Finance and Chief Accounting Officer on May 1, 2013, at which time Mr. Carter resigned from the position of Chief Accounting Officer.

Biographical information and business experience for each of the Executive Officers, other than Mr. Morgan and Mr. Kelton, is included in the section entitled “Board of Directors and Management After the Transaction—Officers of the Combined Company” in the Company’s Definitive Proxy Statement filed on March 12, 2013.

Mr. Morgan and Mr. Kelton’s biographical information and business experience is set forth below:

Michael James Morgan, age 52, serves as the Company’s Senior Vice President, Finance and Chief Accounting Officer responsible for accounting and tax matters. Mr. Morgan has also served as T-Mobile USA’s Senior Vice President and Interim Chief Financial Officer since October 2011. Prior to his interim Chief Financial Officer role, Mr. Morgan served as Senior Vice President, Finance and Co-Chief Financial Officer of T-Mobile USA from February 2011 to October 2011. From September 2010 to January 2011, Mr. Morgan served as Vice President, Finance and from March 2005 to September 2010 he was Vice President, Risk Management & Assurance. Mr. Morgan received Bachelor of Arts degrees in Business Administration (Accounting and Finance) and Political Science from Washington State University.

Alexander Andrew (Drew) Kelton, age 54, serves as the Company’s Executive Vice President, Business-to-Business (B2B), responsible for leading the B2B organization, helping to redefine the B2B wireless experience for the Company’s business customers, and growing market share in this important segment. Mr. Kelton has also served as T-Mobile USA’s Executive Vice President of B2B since April 2013. Previously, Mr. Kelton served as President of Bharti Airtel Business, a leading Indian global telecommunications company, from June 2010 to April 2013. Before that, he served as the Managing Director for Telstra Corporation Limited, an Australian telecommunications and media company, responsible for international operations, from May 2002 to June 2010. Previously, Mr. Kelton held executive posts with Asia Global Crossing Limited, a telecommunications company, and Saturn Global Network Services Holdings Limited, an international provider of end-to-end managed voice and data services. Mr. Kelton has also held a variety of international sales, marketing, product and engineering roles with Timeplex, LLC, a provider of networking systems and support services, and The Plessey Co. plc., a British-based international electronics, defense and telecommunications company. Mr. Kelton serves on the board of directors of Mobile Active (Australia), a mobile advertising, design and development company, and the board of directors of Limas StockWatch (Indonesia), a financial services information company. Mr. Kelton received a Bachelor of Science degree in electronics and electrical engineering from the University of Western Scotland.

On April 30, 2013, Roger D. Linquist, Mark A. Stachiw, Dennis T. Currier, Christine B. Kornegay, and Malcolm M. Lorang resigned as executive officers of the Company.

On January 25, 2013, Deutsche Telekom entered into offer letters with Messrs. Carter and Keys, in connection with their post-Closing roles. The offer letters are summarized in the section entitled “Board of Directors and Management After the Transaction—Summary of J. Braxton Carter and Thomas C. Keys Offer Letters” in the Company’s Definitive Proxy Statement filed on March 12, 2013, which summary is incorporated herein by reference. The offer letters with Messrs. Carter and Keys are filed as Exhibits 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

On April 30, 2013, the Company entered into an offer letter with Mr. Currier regarding his post-Closing role. Under the offer letter Mr. Currier will serve as Senior Vice President of Human Resources. Key terms and conditions of the offer letter are summarized below.

Mr. Currier’s annualized base compensation in effect immediately preceding the Closing will not change in 2013, but he will be eligible for periodic salary changes consistent with similarly situated Company employees after 2013. Subject to the approval of the Compensation Committee (i) in 2014, Mr. Currier will be eligible to participate in the Company’s annual incentive compensation plan, with a target award of 60% of his eligible earnings and (ii) Mr. Currier will be eligible to participate in the Company’s long-term incentive plan with a target award value equal to 100% of his annual base salary plus target bonus. In addition, if Mr. Currier remains employed by MetroPCS Texas, LLC or its affiliate until May 1, 2014, or his employment is terminated by MetroPCS Texas LLC or any of its affiliates before that date other than for cause (as defined in Mr. Currier’s change in control agreement), he will receive a lump sum payment of $322,400 in cash within 30 days of the earlier of May 1, 2014 or the date his employment is so terminated. Mr. Currier’s change in control agreement, filed with the SEC as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed on August 9, 2010, will remain in effect in accordance with its terms. For a period of 12 months following the Closing, if Mr. Currier voluntarily terminates his employment with the Company with at least 90 days’ notice, upon signing and delivering to the Company a release of all claims against the Company, he will be entitled to the severance benefits provided in his change in control agreement, which include two times his base salary plus annual target bonus, a pro-rated payment of his target annual cash incentive award, and two years of continued coverage under the Company’s health and dental benefit plans. In the offer letter, the Company recognizes that the benefits described above are included in recognition of the fact that, because Mr. Currier will be required to move to the State of Washington in order to carry out his new role, he would otherwise have “good reason” to resign and receive benefits under his MetroPCS change in control agreement. After the expiration or termination of Mr. Currier’s change in control agreement, he will be eligible for severance benefits under such change in control plan established by the Company for executives at his level, which is expected to be an amount equal to two times his base salary plus annual target bonus. Mr. Currier will be eligible for relocation assistance associated with his move to the Seattle, Washington area under the Company’s relocation policy. With respect to all of MetroPCS’ existing benefit plans, and the Company’s modified and newly adopted benefit plans, Mr. Currier will receive service credit for all purposes based on his original hire date in April 2009. Until January 1, 2014, all benefits and benefit plans available to Mr. Currier (including vacation) will be no less favorable to him than were available to him prior to the Closing, except that any changes to the vacation benefits of all MetroPCS employees to conform to the Company’s policies with respect to its employees, including a prohibition on taking vacation before it accrues, will apply to him. The offer letter also provides that Mr. Currier will remain eligible for MetroPCS benefits until such time as he is transitioned to the Company’s payroll. Concurrently with entering into the offer letter, Mr. Currier entered into a restrictive covenant and confidentiality agreement with the Company, similar to the restrictive covenant agreement entered into by Messrs. Carter and Keys, that includes covenants regarding confidentiality as well as covenants regarding non-competition and non-solicitation of employees and customers during and for a one-year period following employment.

This summary of Mr. Currier’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.5 hereto.

Indemnification

Pursuant to indemnification agreements entered into by the Company with each director and Executive Officer of the Company (each, an “Indemnitee”), if an Indemnitee is, or is threatened to be made, a party to or participant in any threatened, pending or completed proceeding, the Company will, under the circumstances and to the extent provided for in the indemnification agreement, indemnify, and advance certain expenses to, the Indemnitee to the fullest extent permitted by applicable law and to any greater extent as such law may thereafter from time to time permit. The indemnification agreement further provides procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses. This summary of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.6 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2013, in connection with the completion of the Transaction, the Company amended and restated its existing certificate of incorporation in its entirety in the form of the Restated Certificate of Incorporation. The following summary of the Restated Certificate of Incorporation does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Certificate of Incorporation, copy of which is attached hereto as Exhibit 3.1.

The Restated Certificate of Incorporation effects a number of changes to the Company’s precedent certificate of incorporation, including the following:

•	Company Name. The Restated Certificate of Incorporation changed the Company’s name to “T-Mobile US, Inc.”

•

Par Value and Reverse Stock Split. The Restated Certificate of Incorporation reduced the par value of the Company’ Common Stock and preferred stock from $0.0001 to $0.00001. In addition, the Restated Certificate of Incorporation effected the reverse stock split, pursuant to which each share of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately before the Effective Time automatically has been, without any action on the part of the Company or any Company stockholder, reclassified as, and converted into, one-half of a validly issued, fully paid and non-assessable share of the Company’s Common Stock, par value $0.00001 per share.

•	Declassification. The Restated Certificate of Incorporation provides for the declassification of the Board with all members of the Board being elected annually.

•

Board Representation. The Restated Certificate of Incorporation provides Deutsche Telekom with the same board and committee representation rights as are set forth in the Stockholder’s Agreement described in Item 1.01.

•

Director Removal. The Restated Certificate of Incorporation provides that, subject to certain rights of the holders of preferred stock, if any, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company’s capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent. However, no director designated by Deutsche Telekom may be removed without the prior written consent of Deutsche Telekom.

•

Approval Rights. The Restated Certificate of Incorporation provides Deutsche Telekom with the same approval rights as are set forth in the Stockholder’s Agreement described in Item 1.01 with respect to the Company’s ability to take certain actions without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the Company’s Common Stock.

•

Stockholder Meetings. The Restated Certificate of Incorporation provides that a special meeting of the Company’s stockholders (i) may be called by the chairman of the Board or the Company’s chief executive officer and (ii) must be called by the Company’s secretary at the request of (a) a majority of the Board or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of Company’s Common Stock, the holders of not less than 33-1/3% of the voting power of all of the outstanding voting stock of the Company entitled to vote generally for the election of directors.

•

Stockholder Action by Written Consent. The Restated Certificate of Incorporation provides that, as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of the Company’s Common Stock, any action required or permitted to be taken at any annual or special meeting of the Company’s stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

•

Power to Amend Bylaws. The Restated Certificate of Incorporation provides that the Company’s bylaws may be amended upon the affirmative vote of the holders of shares having a majority of the Company’s voting power. The bylaws may also be amended by the Board upon the affirmative vote of a majority of the directors then serving.

•

Redemption. The Restated Certificate of Incorporation provides that the Company’s right to redeem outstanding Company common stock or preferred stock in order to cure any violation of a rule or regulation of the FCC does not apply with respect to the Company’s common stock or preferred stock beneficially owned by Deutsche Telekom or any of its subsidiaries.

•

Governing Law; Forum for Adjudication of Disputes. The Restated Certificate of Incorporation will provide that the Restated Certificate of Incorporation and the internal affairs of the combined company will be governed by and interpreted under the laws of the State of Delaware and the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain actions.

On April 30, 2013, in connection with the completion of the transaction, the Company amended and restated its existing bylaws in the form of the Fifth Amended and Restated Bylaws (the “Restated Bylaws”). The Restated Bylaws include amendments to reflect changes reflected in the Restated Certificate of Incorporation, including those related to the declassification of the Board, Board and committee composition, stockholder action by written consent and the ability to call a special meeting of stockholders. In addition, the Restated Bylaws provide that special meetings of the Board may be called by, among others, a majority of the directors on the Board. The foregoing summary of the Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 1, 2013, the Board of Directors adopted a new Code of Business Conduct, which superseded the Code of Ethics in effect prior to the consummation of the Transaction. Also on May 1, 2013, the Company board adopted a new Code of Ethics for Senior Financial Officers pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 (the “Code”). Previously, the Company’s code of ethics for senior financial officers was included in the Code of Ethics that was superseded by the Code of Business Conduct adopted by the Board on May 1, 2013. The new Code addresses ethical conduct, full, fair and accurate disclosure in documents the Company files with the SEC and other regulatory agencies, compliance with laws, and the process for reporting suspected violations of the code of ethics.

The Code took effect upon adoption by the Company’s Board and did not result in any waiver, explicit or implicit, of any provision of the Company’s previous code of ethics for senior financial officers.

Item 7.01 Regulation FD Disclosure.

On May 1, 2013, the Company issued a press release announcing the completion of the Transaction and the Mergers. The full text of the press release is attached hereto as Exhibit 99.1.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Financial Statement of Businesses Acquired and Pro Forma Financial Information

The audited financial statements of T-Mobile USA as required by Item 9.01(a) of Form 8-K and the unaudited pro forma condensed combined financial statements and notes related thereto, as required by Item 9.01(b) of Form 8-K are not included in this initial report on Form 8-K. The financial statements and pro forma condensed combined financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1	Business Combination Agreement, by and among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated October 3, 2012 (incorporated by reference to Exhibit 2.1 to the Company’s Current report on Form 8-K filed with the SEC on October 3, 2012).

2.2	Amendment No. 1 to the Business Combination Agreement by and among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated April 14, 2013 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 15, 2013).

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company.

3.2	Fifth Amended and Restated Bylaws of the Company.

4.1	Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

Exhibit No.	Description

4.2	First Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.3	Second Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.4	Third Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.5	Fourth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.6	Fifth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.7	Sixth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.8	Seventh Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.9	Eighth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.10	Ninth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.11	Tenth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.12	Eleventh Supplemental Indenture, dated as of May 1, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.13	Noteholder Agreement dated as of April 28, 2013, by and between Deutsche Telekom AG and T-Mobile USA, Inc.

Exhibit No.	Description

4.14	Credit Agreement, dated as of May 1, 2013, among T-Mobile USA, Inc., as Borrower, Deutsche Telekom AG, as Lender, the other lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.15	Seventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Wells Fargo Bank, N.A., as trustee.

4.16	Fourth Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

10.1	Stockholder’s Agreement dated as of April 30, 2013 by and between MetroPCS Communications, Inc. and Deutsche Telekom AG.

10.2	License Agreement dated as of April 30, 2013 by and between T-Mobile US, Inc. and Deutsche Telekom AG.

10.3	Employment Agreement of Braxton Carter dated as of January 25, 2013.

10.4	Employment Agreement of Thomas C. Keys dated as of January 25, 2013.

10.5	Employment Agreement of Dennis T. Currier dated as of April 30, 2013.

10.6	Form of Indemnification Agreement.

10.7	Company’s Director Compensation Program dated as of May 1, 2013.

16.1	Letter from Deloitte & Touche LLP to the SEC, dated May 1, 2013.

99.1	Press release, dated May 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013

T-Mobile US, Inc.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Business Combination Agreement, by and among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated October 3, 2012 (incorporated by reference to Exhibit 2.1 to the Company’s Current report on Form 8-K filed with the SEC on October 3, 2012).

2.2	Amendment No. 1 to the Business Combination Agreement by and among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated April 14, 2013 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 15, 2013).

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company.

3.2	Fifth Amended and Restated Bylaws of the Company.

4.1	Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.2	First Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.3	Second Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.4	Third Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.5	Fourth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.6	Fifth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.7	Sixth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

Exhibit No.	Description

4.8	Seventh Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.9	Eighth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.10	Ninth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.11	Tenth Supplemental Indenture, dated as of April 28, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.12	Eleventh Supplemental Indenture, dated as of May 1, 2013 among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.13	Noteholder Agreement dated as of April 28, 2013, by and between Deutsche Telekom AG and T-Mobile USA, Inc.

4.14	Credit Agreement, dated as of May 1, 2013, among T-Mobile USA, Inc., as Borrower, Deutsche Telekom AG, as Lender, the other lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.15	Seventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Wells Fargo Bank, N.A., as trustee.

4.16	Fourth Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

10.1	Stockholder’s Agreement dated as of April 30, 2013 by and between MetroPCS Communications, Inc. and Deutsche Telekom AG.

10.2	License Agreement dated as of April 30, 2013 by and between T-Mobile US, Inc. and Deutsche Telekom AG.

10.3	Employment Agreement of Braxton Carter dated as of January 25, 2013.

10.4	Employment Agreement of Thomas C. Keys dated as of January 25, 2013.

10.5	Employment Agreement of Dennis T. Currier dated as of April 30, 2013.

Exhibit No.	Description

10.6	Form of Indemnification Agreement.

10.7	Company’s Director Compensation Program dated as of May 1, 2013.

16.1	Letter from Deloitte & Touche LLP to the SEC, dated May 1, 2013.

99.1	Press release, dated May 1, 2013.